UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 10, 2013 (May 16, 2013)

CARDINAL ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53923
(Commission File No.)

6037 Franz Road, Suite 103
Dublin, OH   43017
(Address of principal executive offices and Zip Code)

(614) 459-4959
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          APPOINTMENT OF CERTAIN OFFICERS

On May 16, 2013, we appointed James McCabe as our president.  Mr. McCabe succeeds Timothy Crawford who remains our principal executive officer and a member of the board of directors.

The following is a brief summary of Mr. McCabe's career:

•	Supervisor of the Big Foot oil field acquisition
•	Formed and operates Diamond Energy Services
•	Led the acquisition of the Big Foot Field in South Texas
•	Founder SanAnco Energy Corporation, a predecessor of Maverick Energy Group, LTD
•	Founded McCabe Petroleum
•	Began his career as an independent oil and gas investor
•	Helicopter pilot - United States Marine Corps

Education: Trinity University, San Antonio, Texas– Bachelors of Arts degree.

President / Director

•	Mr. McCabe has over thirty years of experience in the petroleum industry in executive management, financial and corporate development. He began his career as an independent oil and gas investor.
•
Mr. McCabe has been responsible for the development of many novel tools and techniques for Ultra-Short Radius Horizontal Drilling, working with partners Amoco and WellTec. He has worked to acquire, develop, and commercially use short radius horizontal drilling technology through companies he helped found, including Horizontal Systems Inc., Directional Drilling Systems, Inc., Sidewinder Tools Corporation, and Vector Drilling Company.

•
In 2003, Mr. McCabe led the acquisition of the Big Foot Field in South Texas, previously discovered and owned by Shell Oil Company from 1946 to 1991 and consisting of 7,000 acres and 600 wells. Mr. McCabe was responsible for supervision of the Big Foot Field until 2012.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Clarke has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflict of Interest

We believe Mr. McCabe is not subject to conflicts of interest.  No policy has been implemented or will be implemented to address conflicts of interest.

Selection as President

Mr. McCabe was selected as our president as a result of his experience in the oil and gas industry.

Compensation

We have not entered into any agreements with Mr. McCabe with respect to compensation.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013

CARDINAL ENERGY GROUP, INC.

BY:	TIMOTHY W. CRAWFORD
Timothy W. Crawford, Principal Executive Officer